UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported):  February 6, 2009

KBW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33138	13-4055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue New York, New York (Address of principal executive offices)		10019 (Zip Code)

Registrant’s telephone number, including area code: (212) 887-7777
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 11, 2009,  KBW, Inc., a Delaware corporation (the “Company”), issued a press release announcing its financial results for the quarter and the full year ended December 31, 2008, a copy of which is attached hereto as Exhibit 99.1.

The information in Exhibit 99.1 is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

The information furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information or exhibit in the future.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 6, 2009, KBW, Inc. (the “Company”) awarded bonuses to its employees, including its named executive officers and principal financial officer (collectively, the “Named Executive Officers”), with respect to the 2008 fiscal year. The compensation to Named Executive Officers, which consisted of cash and restricted stock, was awarded in accordance with the provisions of each of the Company’s Annual Incentive Plan and Equity Incentive Plan and pursuant to resolutions duly adopted by the compensation committee of the Company’s board of directors (the “Board”). Such compensation to the Named Executive Officers was as follows:

•	John G. Duffy, Chairman and Chief Executive Officer: $1,333,500 and 40,320 shares of restricted stock,
•	Andrew M. Senchak, Vice Chairman and President: $1,333,500 and 40,320 shares of restricted stock,
•	Thomas B. Michaud, Vice Chairman and Chief Operating Officer: $1,333,500 and 40,320 shares of restricted stock,
•	Robert Giambrone, Chief Financial and Administrative Officer and Executive Vice President: $793,750 and 24,000 shares of restricted stock, and
•	Mitchell B. Kleinman, General Counsel and Executive Vice President: $571,500 and 17,280 shares of restricted stock.

For each of Messrs. Duffy, Senchak and Michaud, the combined cash and stock year-end bonus (the combined bonus is referred to as the “Total Bonus”) and the cash portion of the Total Bonus (the cash portion is referred to as the “Cash Bonus”) for 2008 represent an approximately 32% and 41% decline, respectively, from his Total Bonus and Cash Bonus for 2007. In addition, each of such officer’s Total Bonus and Cash Bonus for 2008 represent an approximately 40% and 55% decline, respectively, from his Total Bonus and Cash Bonus for 2006.

Mr. Giambrone’s Total Bonus and Cash Bonus for 2008 represent an approximately 24% and 37% decline, respectively, from his Total Bonus and Cash Bonus for 2007. In addition, his Total Bonus and Cash Bonus for 2008 represent an approximately 29% and 47% decline, respectively, from his Total Bonus and Cash Bonus for 2006. Mr. Kleinman’s Total Bonus and Cash Bonus for 2008 represent an approximately 25% and 37% decline, respectively, from his Total Bonus and Cash Bonus for 2007. In addition, his Total Bonus and Cash Bonus for 2008 represent an approximately 28% and 46% decline, respectively, from his Total Bonus and Cash Bonus for 2006.

The restricted stock awards will vest as follows: one-third of the shares shall vest on February 1, 2010, one-third shall vest on February 1, 2011, and the remainder shall vest on February 1, 2012, provided that vesting shall accelerate on a change in control, death or permanent disability (as such terms are defined in the Company’s Equity Incentive Plan), and any unvested shares shall be forfeited on certain employment termination events, including termination for any reason (as set forth in the Company's Equity Incentive Plan) but excluding retirement, subject to satisfaction of certain conditions precedent.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1 Press Release issued by KBW, Inc. dated February 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 11, 2009

KBW, INC.

By:	/s/ Mitchell B. Kleinman
Name:	Mitchell B. Kleinman
Title:	General Counsel